Exhibit 99.1

Press Release

Intelligent Bio Solutions to Expand U.S. IP Portfolio with Expected Patent Grant

NEW YORK, March 20, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced that it expects to receive its sixth patent in the United States, which will strengthen the protection of the lateral flow technology core to its Intelligent Fingerprinting Drug Testing Solution.

This expected patent will enhance INBS’ existing intellectual property portfolio, which safeguards its unique fingerprint sweat-based drug screening technology. The anticipated grant will help ensure that the Company’s lateral flow technology remains protected as it advances its U.S. market entry strategy.

“Protecting our proprietary technology is critical as we plan to scale our footprint in the U.S. drug screening market,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “This expected patent will further strengthen our portfolio and secure the innovation behind our drug testing solution.”

As more and more industries prioritise workplace safety and compliance, the demand for smart, efficient, and non-invasive drug testing solutions continues to rise. INBS’ proprietary technology is designed to meet these evolving needs, providing a non-invasive alternative to traditional drug screening methods. With its innovative sweat-based approach, recent FDA 510(k) submission, and strategic plans to enter the U.S. market in 2025, INBS is well-positioned to drive industry transformation and expand its global market presence.

Further details on the patent grant will be announced upon official issuance of the patent.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the US include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

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Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com